Exhibit 31.1

CERTIFICATION

PURSUANT TO 17 CFR 240.13a-14

PROMULGATED UNDER

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Philip A. Pendergraft, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Penson Worldwide, Inc; and

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: June 29, 2012

/s/ Philip A. Pendergraft
Philip A. Pendergraft
Chief Executive Officer and principal executive officer